Expense Limitation Agreement

To: Mutual Fund Series Trust
17605 Wright Street
Omaha, NE 68130

Dear Board Members:

You have engaged Catalyst Capital Advisors LLC (‘Catalyst”) to act as the sole investment adviser to the Catalyst Funds listed on Exhibit A (each a “Fund” and together the “Funds”) pursuant to a Management Agreement dated as of July 31, 2006 (the “Agreement”) as amended.

Catalyst hereby contractually agrees to waive management fees and/or reimburse the Funds for expenses they incur, but only to the extent necessary to maintain each Fund’s total annual operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; and extraordinary expenses, such as regulatory inquiry and litigation expenses) at the percentage of average daily net assets and term as stated in Exhibit A for each Fund.

This agreement shall remain in effect for a Fund until at least the date set forth on Exhibit A, unless terminated sooner as provided herein, and shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved by a majority of the Trustees of the Mutual Fund Series Trust (the “Trust”). This agreement may only be terminated by the Fund's Board of Trustees on 60 days’ written notice to Catalyst and upon the termination of the Management Agreement between the Trust and Catalyst.

Any waiver or reimbursement by us is subject to repayment by the applicable Fund within the three fiscal years following the date of the waiver and/or reimbursement, so long as such recoupment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed both: (i) the Fund’s expense limitation at the time such expenses were waived and (ii) the Fund’s current expense limitation at the time of recoupment.

Dated: November 20, 2018

Very truly yours, CATALYST CAPITAL ADVISORS LLC By: /s/ Jerry Szilagyi Name: Jerry Szilagyi Title: Managing Member

The foregoing Agreement is hereby accepted.

MUTUAL FUND SERIES TRUST By: /s/ Tobias Caldwell Name: Tobias Caldwell Title: Trustee

Exhibit A

Fund	Percent of Net Assets	Term
Catalyst Small-Cap Insider Buying Fund	Class A – 1.78% Class C – 2.53% Class I – 1.53% Class T – 1.78 Clas Class	10/31/19
Catalyst Insider Buying Fund	Class A - 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst/SMH High Income Fund	Class A – 1.48% Class C – 2.23% Class I – 1.23% Class T – 1.48%	10/31/19
Catalyst/SMH Total Return Income Fund	Class A – 1.58% Class C – 2.33% Class I – 1.33% Class T – 1.58%	10/31/19
Catalyst/Groesbeck Growth of Income Fund	Class A – 1.38% Class C – 2.13% Class I – 1.13% Class T – 1.38%	10/31/19
Catalyst/MAP Global Balanced Fund	Class A – 1.22% Class C – 1.97% Class I – 0.97% Class T – 1.22%	10/31/19
Catalyst/MAP Global Equity Fund	Class A – 1.21% Class C – 1.96% Class I – 0.96% Class T – 1.21%	10/31/19
Catalyst Dynamic Alpha Fund	Class A – 1.38% Class C – 2.13% Class I – 1.13% Class T – 1.38%	10/31/19
Catalyst/Lyons Tactical Allocation Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst/Exceed Defined Risk Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst/Exceed Defined Shield Fund	Class A – 1.48% Class C – 2.23% Class I – 1.23% Class T – 1.48%	10/31/19

Catalyst/CIFC Floating Rate Income Fund	Class A – 1.38% Class C – 2.13% Class I – 1.13% Class T – 1.38%	10/31/19
Catalyst Buyback Strategy Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst Macro Strategy Fund	Class A –1.98% Class C – 2.73% Class I – 1.73% Class T – 1.98%	10/31/19
Catalyst Insider Income Fund	Class A – 1.00% Class C – 1.75% Class I – 0.75% Class T – 1.00%	10/31/19
Catalyst Systematic Alpha Fund	Class A – 2.02% Class C – 2.77% Class I – 1.77% Class T – 2.02%	10/31/19
Catalyst/Stone Beach Income Opportunity Fund	Class A – 1.58% Class C – 2.33% Class I – 1.33% Class T – 1.58%	10/31/19
Catalyst MLP & Infrastructure Fund	Class A – 1.68% Class C – 2.43% Class I – 1.43% Class T – 1.68%	10/31/19
Catalyst Multi-Strategy Fund	Class A – 2.27% Class C – 3.02% Class I – 2.02% Class T – 2.27%	10/31/19
Catalyst IPOX Allocation Fund	Class A – 2.02% Class C – 2.77% Class I – 1.77% Class T – 2.02%	10/31/19
Catalyst Hedged Commodity Strategy Fund	Class A – 2.27% Class C – 3.02% Class I – 2.02% Class T – 2.27%	10/31/19
Catalyst Enhanced Income Strategy Fund	Class A – 1.75% Class C – 2.50% Class I – 1.50%	10/31/20

Very truly yours, CATALYST CAPITAL ADVISORS LLC By: /s/ Jerry Szilagyi Name: Jerry Szilagyi Title: Managing Member

The foregoing Agreement is hereby accepted.

MUTUAL FUND SERIES TRUST By: /s/ Tobias Caldwell Name: Tobias Caldwell Title: Trustee